EXHIBIT 10.2

EQUIPMENT BREAKDOWN FOR HOMEOWNERS
REINSURANCE AGREEMENT

Between

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
SAFETY PROPERTY AND CASUALTY INSURANCE COMPANY

and

THE HARTFORD STEAM BOILER
INSPECTION AND INSURANCE COMPANY

Ref. No. 2010-034

Effective August 1, 2010

EQUIPMENT BREAKDOWN FOR HOMEOWNERS
REINSURANCE AGREEMENT

2

EQUIPMENT BREAKDOWN FOR HOMEOWNERS
REINSURANCE AGREEMENT

(hereinafter called the “Agreement”)

between

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
SAFETY PROPERTY AND CASUALTY INSURANCE COMPANY

(hereinafter called the “Company”)

and

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

(hereinafter called the “Reinsurer”)

IN CONSIDERATION of the mutual covenants hereinafter contained and upon the terms and conditions hereinafter set forth, the parties hereto agree as follows:

ARTICLE I— BUSINESS COVERED

By this Agreement, the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept as reinsurance 100% of the Equipment Breakdown liability of the Company as respects Accidents occurring under new and renewal Policies becoming effective on or after the effective date of this Agreement.

ARTICLE 2 — LIMIT OF LIABILITY

The Reinsurer’s liability shall not exceed $50,000 for any one Accident, any one Policy.

ARTICLE 3 — TERRITORY

This Agreement shall apply wherever the Company’s Policies hereunder apply.

ARTICLE 4 — FORMS, RATES AND RULES

Reinsurance will be provided only in accordance with forms, rates and rules mutually acceptable to the Company and the Reinsurer which are on file with the Reinsurer. The agreed forms, rates and rules shall be those set forth in the “Equipment Breakdown for Homeowners Underwriting Guidelines” in the most current version held by the Company and on file with the Reinsurer, (hereinafter referred to as “EB HO Guidelines”). EB HO Guidelines may be amended from time to time, subject to approval in writing of both parties, and are incorporated herein as if fully set forth in this Agreement.

ARTICLE 5 — DEFINITIONS

A.                The term “Equipment Breakdown” as used herein means coverage as provided under the Company’s Policies by the addition of the equipment breakdown coverage endorsement, except as otherwise excluded under the Exclusions Article.

B.                  For the purposes of this Agreement, the term “Accident” shall follow the definition set forth under the Company’s equipment breakdown coverage endorsement, except as otherwise excluded under the Exclusions Article.

C.                  The term “Policy/Policies” as used herein means the Company’s Homeowners binders and policies which include the equipment breakdown coverage endorsement reinsured under this Agreement.

ARTICLE 6 — EXCLUSIONS

This Agreement does not apply to and specifically excludes:

A. Loss or damage caused by or resulting from any of the following causes of loss:

(1)              Fire (including fire resulting from an Accident); or water or other means used to extinguish a fire.

(2)              Explosion.

(3)              Lightning; windstorm or hail; smoke; aircraft or vehicles; riot or civil commotion; vandalism; malicious mischief; theft; breakage of glass; falling objects; weight of snow, ice or sleet; freezing (caused by cold weather); collapse.

(4)              Flood, surface water, waves, tides, tidal waves, overflow of any body of water, or their spray, all whether driven by wind or not; mudslide or mudflow; or water that backs up or overflows from a sewer, drain or sump, and any other water damage including water damage resulting from an Accident.

(5)              Any earth movement, including but not limited to earthquake, subsidence, sinkhole collapse, landslide, earth sinking, tsunami or volcanic action.

B. War risk, bombardment, invasion, insurrection, rebellion, revolution, civil war, military or usurped power, or confiscation by order of any government or public authority, as excluded under the original Policies.

C. The Company’s liability as a voluntary or involuntary member, subscriber or reinsurer of any pool, syndicate, association or other combination of insurers or reinsurers formed for the purpose of covering specific perils, specific classes of business or for the purpose of insuring risks located in specific geographical areas.

D. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee, or other obligation in whole or in part.

E. Nuclear risk:

(1)          This reinsurance does not cover any loss or liability accruing to the Company as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)          Without in any way restricting the operation of Paragraph (1) above, it is understood and agreed that this reinsurance does not cover loss caused by or resulting from nuclear reaction or radiation, or radioactive contamination, however caused, even though any other cause or event contributes concurrently or in any sequence to the loss. However, it is agreed that loss arising out of the use of radioactive isotopes in any form is not hereby excluded from any reinsurance protection.

ARTICLE 7 — TERM AND TERMINATION

A.                This Agreement shall become effective on August 1, 2010 and shall be of unlimited duration but may be terminated by either party giving the other 180 days prior notice in writing.

B.                  The Reinsurer shall continue to be bound hereunder for the balance of the term of all Policies which remain in force on the termination date of this Agreement.

ARTICLE 8 — LOSS NOTIFICATION AND SETTLEMENT

A.                The Company will give the Reinsurer notice as soon as practicable of any claim or loss arising under coverages subject to this Agreement. The Reinsurer shall advise the Company of its estimate of each such claim or loss, and keep the Company advised of any change in such estimate.

B.                  The Reinsurer at its expense will investigate, negotiate and enter into settlement agreements or defend all such claims and losses in accordance with the terms of the coverage subject to this Agreement, and shall defend and hold harmless the Company against any suit brought solely under coverages subject to this Agreement; provided that the Company may at its own expense participate in any such investigation, negotiation, settlement or defense.

C.                  In the event of a settlement by the Reinsurer of a claim or loss arising under coverages subject to this Agreement, the Company will, pursuant to said settlement, make payment directly to the Insured, under the coverages subject to this Agreement. Upon making such payment, and when requested by the Reinsurer, the Company will secure its subrogation rights under the terms of the coverage subject to this Agreement and will then assign such subrogation rights to the Reinsurer.

D.                 In the event of a claim or loss involving coverages subject to this Agreement and coverages not subject to this Agreement:

(1)              The Company and the Reinsurer shall join in the investigation, settlement, and defense of all such claims and losses.

(2)              Court costs, interest on judgments, and the cost of defense, including attorneys’ fees, which arise in connection with any investigation, adjustment, resistance to or negotiations concerning settlement of such claims or losses, shall be apportioned between the Company and the Reinsurer in proportion to their respective liabilities as finally determined or as mutually agreed upon.

(3)              The Company and the Reinsurer agree that for any overlapping coverage, the Equipment Breakdown coverage will not be considered “primary” or “specific” and the “Guiding

Principles” in use at such time shall apply to all such claims or losses to the extent to which such “Guiding Principles” are applicable.

ARTICLE 9 — INDEMNIFICATION AND DEFENSE

Each party hereto agrees to indemnify and defend the other party hereto against any and all claims for loss, liability or damage arising out of or in connection with the acts or omissions of employees and servants of such indemnifying party, when such acts or omissions result from or are incidental to activities and services conducted solely in connection with Policies issued by the Company and reinsured, in whole or in part, by the Reinsurer. This undertaking shall apply irrespective of any limit of liability stated in this Agreement.

ARTICLE 10 REINSURANCE PREMIUM

A. The Company shall pay to the Reinsurer a reinsurance premium calculated in accordance with the rates contained in the ED HO Guidelines, or the pro-rata portion thereof for in-term transactions or odd-term Policies.

D. In the event Special Acceptances are covered hereunder as set forth in the Special Acceptances Article, the Company shall pay to the Reinsurer the agreed reinsurance premium as set forth in the written quotation issued by the Reinsurer and accepted by the Company.

ARTICLE 11— REPORTS AND REMITTANCES

A.                Within 30 days after the close of each month, the Company shall report to the Reinsurer the Reinsurance Premium written during the month, as calculated in accordance with the Reinsurance Premium Article, for Policies covered hereunder. The balance shall be immediately due and payable thereafter by the debtor party.

B.                  Within 30 days after the close of each month, the Reinsurer shall report to the Company all losses authorized during that month by the Reinsurer pursuant to the Loss Notification and Settlement Article. All such losses are to be individually listed and identified. The balance shall become immediately due and payable thereafter by the Reinsurer.

C.                  The Company shall periodically furnish the Reinsurer such reports and information relating to the Policies reinsured hereunder as may be reasonably required for loss adjustment activities.

D.      Each party shall furnish the other such figures as may be required for financial reporting purposes.

ARTICLE 12 — ACCESS TO RECORDS

The Reinsurer, or its designated representative, shall have free access at all reasonable times during and after the currency of this Agreement, to books and records maintained by the Company, which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith.

ARTICLE 13 — ARBITRATION

A. As a condition precedent to any right of action hereunder, all disputes or differences arising out of this Agreement, including the formation and validity thereof, shall be submitted to the decision of a board of arbitration consisting of two arbitrators, one to be chosen by each party and in the event of the arbitrators failing to agree, to the decision of an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested active or retired officers of property or casualty insurance or reinsurance companies. If either of the parties fails to appoint an arbitrator within 60 days after being required by the other party in writing to do so, or if the arbitrators fail to appoint an umpire, within 60 days of a request in writing by either of them to do so, such arbitrator or umpire, as the case may be, shall at the request of either party be appointed by any court of competent jurisdiction. If a member of a panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

B.                  The applicant shall submit its case within 60 days after the appointment of the board of arbitration, and the respondent shall submit its reply within 60 days after receipt of the claim. The arbitrators and umpire are relieved from all judicial formality and may abstain from following the strict rules of evidence. They shall settle any dispute under this Agreement according to an equitable rather than a strictly legal interpretation of its terms and their decision in writing shall be final and binding. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction.

C.                  Each party shall bear the expenses of its arbitrator and shall jointly and equally share with the other the expense of the umpire and of the arbitration.

D.                 This Article shall survive the termination of this Agreement.

ARTICLE 14 ENTIRE AGREEMENT

With respect to the business being reinsured hereunder, (i) this Agreement, including any documents expressly incorporated by reference herein, constitutes the entire agreement between the parties, and (ii) there are no understandings or agreements between the parties other than those expressed in this Agreement. Any change to or modification of this Agreement will be made by written amendment to this Agreement and signed by the parties hereto.

ARTICLE 15 ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ARTICLE 16 - GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the state of the Company’s domicile, without regard to its conflicts of law principles.

ARTICLE 17 — INSOLVENCY

A.  In the event of the insolvency of the Company, reinsurance due under this Agreement shall be payable, with reasonable provision for verification, directly to the Company, or its liquidator, receiver, conservator or statutory successor immediately upon demand on the basis of liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company which would involve a possible liability on the part of the Reinsurer, indicating the Policy reinsured within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.  The reinsurance shall be payable by the Reinsurer to the Company or its liquidator, receiver, conservator or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (b) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

ARTICLE 18 MODE OF EXECUTION

A. This Agreement may be executed by:

(1)              an original written ink signature of paper documents;

(2)     an exchange of facsimile copies showing the original written ink signature of paper documents;

(3)              electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Agreement. This Agreement may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 19 - OFFSET

Each party hereto shall have the right to offset any undisputed balance or amounts due from one party to the other under this Agreement. The party asserting the right of offset may exercise such right, whether the undisputed balance or amounts due are on account of premiums, losses or otherwise. However, in the event of the insolvency of any party hereto, offsets shall only be allowed in accordance with the provisions of the applicable State Insurance Law.

ARTICLE 20 - SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any jurisdiction, such provision shall be considered void in such jurisdiction, but this shall not affect the validity or enforceability of any other provision of this Agreement or the validity or enforceability of such provision in any other jurisdiction.

ARTICLE 21— SPECIAL ACCEPTANCES

Business which is not within the scope of this Agreement may be submitted to the Reinsurer for special acceptance hereunder and such business, if accepted by the Reinsurer in writing, shall be subject to all terms, conditions and limitations of this Agreement except as modified by the special acceptance.

ARTICLE 22 - TAX

In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than income or profits tax returns, to any state or territory of the United States or to the District of Columbia.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Boston, Massachusetts, this 28 day of July 2010.

SAFETY INSURANCE COMPANY
SAFETY INDEMNITY INSURANCE COMPANY
SAFETY PROPERTY AND CASUALTY INSURANCE COMPANY

By:	/s/ Edward N. Patrick, Jr.
Edward N. Patrick, Jr. , Vice President, Underwriting

Attest:	/s/ John F. Heffernon
John F. Heffernon , Director, Homeowner Underwriting

And in Hartford, Connecticut, this 16 day of July, 2010.

THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY

By:	/s/ Shannon F. Niezelski
Shannon F. Niezelski, Senior Vice President

By:	/s/ W.MacKay Heckles
W.MacKay Heckles, Senior Vice President and Chief Reinsurance Officer